April 29, 2014

William Blair & Company, L.L.C.

222 West Adams Street

Chicago, IL 60606

Re:	Management Agreement with William Blair Funds dated

December 15, 1999 (the “Management Agreement”)

Ladies and Gentlemen:

Pursuant to Section 7 of the Management Agreement, William Blair & Company, L.L.C. proposes to amend the Management Agreement to reduce the management fee effective May 1, 2014 as follows:

(A) for the Large Cap Growth Fund, from 0.80% of average daily net assets to 0.70% of average daily net assets;

(B) for the Large Cap Value Fund, from 0.80% of average daily net assets to 0.70% of average daily net assets;

(C) for the International Equity Fund, from 1.10% of the first $250 million of average daily net assets, plus 1.00% of average daily net assets over $250 million to 1.00% of the first $250 million of average daily net assets, plus 0.90% of average daily net assets over $250 million; and

(D) for the Institutional International Equity Fund, from 1.00% of the first $500 million of average daily net assets, plus 0.95% of the next $500 million of average daily net assets, plus 0.90% of average daily net assets over $1 billion to 0.90% of the first $500 million of average daily net assets, plus 0.85% of the next $500 million of average daily net assets, plus 0.80% of average daily net assets over $1 billion.

Attached hereto is amended Appendix A to the Management Agreement to reflect the appropriate management fees for the Large Cap Growth Fund, the Large Cap Value Fund, the International Equity Fund and the Institutional International Equity Fund.

By signing below William Blair & Company, L.L.C. acknowledges that this amendment to the Management Agreement may be enforced against it.

WILLIAM BLAIR FUNDS

By:	/s/ Colette M. Garavalia
Name:	Colette M. Garavalia
Title:	Treasurer

Accepted this 29th day of April, 2014.

WILLIAM BLAIR & COMPANY, L.L.C.

By:	/s/ Jon W. Zindel
Name:	Jon W. Zindel
Title:	Partner

APPENDIX A

MANAGEMENT FEES

William Blair Growth Fund:

.75% of average daily net assets

William Blair Large Cap Growth Fund:

.70% of average daily net assets

William Blair Small Cap Growth Fund:

1.10% of average daily net assets

William Blair International Growth Fund:

1.10% of the first $250 million of average daily net assets; plus

1.00% of the next $4.75 billion of average daily net assets; plus

0.95% of the next $5 billion of average daily net assets; plus

0.925% of the next $5 billion of average daily net assets; plus

0.90% of the average daily net assets over $15 billion

William Blair Small Cap Value Fund:

1.10% of average daily net assets

William Blair Income Fund:

.25% of the first $250 million of average daily net assets; plus

.20% of average daily net assets over $250 million; plus

5.00% of the gross income earned by the Portfolio

William Blair Ready Reserves Fund:

.275% of the first $250 million of average daily net assets; plus

.250% of the next $250 million of average daily net assets; plus

.225% of the next $2,000 million of average daily net assets; plus

.200% of the average daily net assets over $2,500 million

William Blair Institutional International Growth Fund:

1.00% of the first $500 million of average daily net assets; plus

0.95% of the next $500 million of average daily net assets; plus

0.90% of the next $1.5 billion of average daily net assets; plus

0.875% of the next $2.5 billion of average daily net assets; plus

0.85% of the next $5 billion of average daily net assets; plus

0.825% of the next $5 billion of average daily net assets; plus

0.80% of the average daily net assets over $15 billion

William Blair Small-Mid Cap Growth Fund:

1.00% of average daily net assets

William Blair International Equity Fund:

1.00% of the first $250 million of average daily net assets; plus

0.90% of the average daily net assets over $250 million

William Blair Institutional International Equity Fund:

0.90% of the first $500 million of average daily net assets; plus

0.85% of the next $500 million of average daily net assets; plus

0.80% of the average daily net assets over $1 billion

William Blair Emerging Markets Growth Fund:

1.10% of average daily net assets

William Blair International Small Cap Growth Fund:

1.00% of average daily net assets

William Blair Mid Cap Growth Fund:

0.95% of average daily net assets

William Blair Bond Fund:

0.30% of average daily net assets

William Blair Global Leaders Fund:

1.00% of average daily net assets

William Blair Emerging Markets Leaders Fund:

1.10% of average daily net assets

William Blair Low Duration Fund:

0.30% of average daily net assets

William Blair Mid Cap Value Fund:

0.95% of average daily net assets

William Blair Large Cap Value Fund:

0.70% of average daily net assets

William Blair Emerging Markets Small Cap Growth Fund:

1.10% of average daily net assets

William Blair Macro Allocation Fund:

0.80% of average daily net assets

William Blair Small-Mid Cap Value Fund:

1.00% of average daily net assets

William Blair Commodity Strategy Long/Short Fund:

1.20% of average daily net assets

William Blair International Leaders Fund:

0.95% of average daily net assets

William Blair Global Small Cap Growth Fund:

1.00% of average daily net assets